EXHIBIT 24.1

         CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



     As independent public accountants, we hereby consent to the incorporation of our report included in this Form
10-K into the Company's previously filed Post-Effective
Amendment No. 3 to the S-8 Registration Statement File
No. 33-6520 and the S-8 Registration Statement File No.
33-27213.







   /S/   ARTHUR ANDERSEN & CO
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ARTHUR ANDERSEN & CO.

St. Louis, Missouri
August 26, 1994